EXHIBIT 10.1

            Management Agreement between CNL Income Fund X, Ltd. and
                             CNL Investment Company



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                              MANAGEMENT AGREEMENT


        THIS MANAGEMENT AGREEMENT (the "Agreement") is made and entered into as of this 24th day of September, 1991, by and between CNL Income Fund X Ltd., a Florida limited partnership (the "Partnership"), and CNL Investment Company, a Florida corporation (the "Manager").

         WHEREAS, the Partnership intends to acquire, or enter into joint ventures or partnerships which will acquire, certain real properties upon which restaurants are to be located;

         WHEREAS, the Partnership further intends to lease such properties, and the buildings located thereon, on a "triple net" basis to operators or franchisees of certain national or regional restaurants; and

         WHEREAS, the Partnership desires to have the Manager perform the management services specified in this Agreement with respect to such properties, and the Manager desires to perform such services.

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Partnership and the Manager agree as follows.

         1. Definitions. Whenever used in this Agreement, the following terms shall have the following specified meanings. Unless the context otherwise clearly indicates, all other terms used in this Agreement and having initial capital letters shall have the same meanings as set forth in the Amended and Restated Agreement of Limited Partnership of CNL Income Fund X, Ltd., a form of which is attached hereto as Exhibit A.

                  1.1 "Expenses" shall mean the actual cost of any and all goods, materials, or services, other than overhead items, acquired by the Manager from persons or entities not affiliated with the Manager or the general partners of the Partnership, which are reasonably necessary for the performance of any of its obligations under this Agreement.

                  1.2  "Joint   Venture"   shall  mean  any  joint   venture  or
         partnership in which the Partnership is a co-venturer or partner.

                  1.3 "Landlord" shall mean any person or entity designated as the landlord or lessor under any Lease.

                  1.4  "Lease"   shall  mean  any  lease  entered  into  by  the
         Partnership or a Joint Venture with a Tenant for the lease of any Property.

                  1.5 "Property" shall mean any real property owned by the Partnership or a Joint Venture and described in Exhibit B, as such exhibit may be amended from time to time by agreement of the parties, including any buildings located on such real property and any equipment located therein or thereon to the extent such equipment is owned by the Partnership or a Joint Venture.

                  1.6 "Tenant" shall mean (i) any person or entity designated as a tenant or lessee under a Lease, or (ii) any assignee or subtenant of a Tenant pursuant to a valid assignment or subletting under a Lease.

         2. Services. The Manager shall perform the following management services for the Partnership with respect to the Properties:
                           (a) assisting the Partnership and any Joint Venture in negotiating Leases;

                           (b) visiting and inspecting each Property upon request of the Partnership and at such other time or times as the Manager determines is necessary or appropriate for the proper management of each such Property;


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                           (c) with  respect to  Properties  wholly owned by the
                  Partnership, collecting all rents payable under each Lease, depositing the rents so collected in accounts designated by the Partnership, and rendering quarterly statements to the Partnership of the rents so collected;

                           (d) at the request of the Partnership, inspecting the
                  books, records or financial statements of a Tenant to the extent permitted under the terms of the applicable Lease, for the purpose of determining whether such Tenant has paid or is paying the full amount of rent required to be paid under such Lease;

                           (e) notifying the Partnership of any material default
                  by a Tenant under a Lease;

                           (f) except as otherwise  directed by the Partnership,
                  enforcing any and all rights of each Landlord under the applicable Lease, at such times and in such manner and to such extent, other than through the initiation of legal proceedings against a Tenant as the Manager reasonably determines to be appropriate under the circumstances;

                           (g)   providing   reasonable    assistance   to   the
                  Partnership in connection with any legal action brought by a Landlord against a Tenant for default under a Lease;

                           (h) notifying the Partnership of any reques4 submission, notice or other communication from a Tenant (other than rental payments), and advising the Partnership with respect to the appropriate response; and

                           (i) furnishing to the Partnership, within a reasonable time after its request such information with respect to any Property as the Partnership may from time to time reasonably request.

3.    Compensation.

         3.1 Management Fee. Within sixty (60) days following the close of each fiscal year of the Partnership, the Partnership shall, to the extent of available Net Cash Flow, pay to the Manager an annual noncumulative management fee equal to 1% of the gross revenues derived form Properties wholly owned by the Partnership plus, in the case of Properties owned by any Joint Venture, the Partnership's allocable share under the agreement governing the Joint Venture, of gross operating revenues from any such Properties. Such fee, together with fees paid by the Partnership to persons or entities unaffiliated with the general partners of the Partnership for management services, shall not exceed fees which are competitive for similar services in the same geographic area. The management fee otherwise payable to the Manager during the first and last years of this Agreement shall be prorated based on the number of days during the Partnership's fiscal year for which this Agreement is in effect.

         3.2 Expenses. The Partnership shall within 30 days after receipt of a request by the Manager for reimbursement of Expenses, reimburse the Manager for all such Expenses. All such requests shall state in detail the nature of all Expenses for which reimbursement is sought and shall be supported by appropriate documentation.

4.    Term of Agreement.

         4.1 Commencement and Expiration. This Agreement shall commence as of the date of this Agreement and, unless sooner terminated pursuant to Paragraph
4.2 hereof, or by operation of law, or otherwise, shall expire at such time as the Partnership no longer has an ownership interest in any Property.

         4.2 Termination. Either party may terminate this Agreement, without penalty, by giving sixty (60) days' prior written notice to the other party.

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         4.3  Obligations Surviving Expiration or Termination.

                  (a) In addition to any other obligations of the Partnership which survive the expiration or termination of this Agreement, the Partnership shall upon the expiration or termination of this Agreement
         (i) promptly reimburse the Manager for all Expenses for which the Manager seeks reimbursement, and (ii) pay to the Manager the management fee payable under Paragraph 3.1 as soon after expiration or termination of this Agreement.

                  (b) In addition to any other obligations of the Manager which survive the expiration or termination of this Agreement, the Manager shall upon the expiration or termination of this Agreement (i) promptly cause all funds received from Tenants as payments under a Lease to be deposited in the appropriate accounts designated by the Partnership, and (ii) promptly deliver to the Partnership all records and documents in its possession relating to the Properties. The Manager shall use its best efforts to cooperate with the Partnership to accomplish an orderly transfer of the management of the Properties to a party or parties designated by the Partnership.

5.    Indemnification.

         5.1 By the Partnership. The Partnership releases and shall defend, indemnify and hold harmless the Manager from all cjaims, losses, harm, costs, liabilities, damages and expenses (including, but not limited to, attorneys' fees) arising, whether before or after the expiration or termination of this Agreement, out of or in connection with (a) the "Managers" management of any Property, or (b) any accident or injury (including death) to any person or damage to any property or environment occurring in or about any Property or in connection with the possession, use, or occupancy of any Property, provided, however, that the Partnership shall have no obligation under this Paragraph 5.1 to release, defend, indemnify or hold harmless the Manager from any such claim, loss, harm, cost, liability, damage or expense, if the same arises out of (i) an act by the Manager which is not taken in good faith or in a manner reasonably believed to be in the best interests of the Partnership, or (ii) conduct by the Manager constituting negligence, willful misconduct or breach of any of its obligations under this Agreement.

         5.2 Indemnification by the Manager. The Manager releases and shall defend, indemnify and hold harmless the Partnership from all claims, losses, harm, costs, liabilities, damages and expenses (including, but not limited to, attorneys' fees) arising, whether before or after the expiration or termination of this Agreement, solely out of conduct by the Manager constituting negligence, willful misconduct or breach of any of its obligations under this Agreement.

6.    Miscellaneous.

         6.1 Survival. Paragraphs 4.3 and 5 and all provisions of this Agreement which may reasonably be interpreted or construed as surviving the expiration or termination of this Agreement shall survive the expiration or termination of this Agreement for a period of ten years.

         6.2 Independent Contractor. The parties hereby recognize that the Manager is serving as an independent contractor under this Agreement. Nothing contained in this Agreement shall be interpreted or construed to create a partnership relationship between the Manager and the Partnership.

         6.3 Notices. Any notice, approval, request, authorization, consent, direction or other communication required or permitted under this Agreement shall be given in writing and shall be deemed to be delivered when delivered in person or deposited in the United States mail properly addressed and stamped with the required postage, registered or certified mail return receipt requested, to the intended recipient as set forth below.



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         If to the Partnership:             CNL Income Fund X, Ltd.
                                            400 East South Street
                                            Orlando, Florida 32801
                                            Attention:  James M. Seneff, Jr.

         If to the Manager:                 CNL Investment Company
                                            400 East South Street
                                            Orlando, Florida 32801
                                            Attention: Robert A. Bourne

         Either party may change its address specified above by giving the other party notice of such change in accordance with this Paragraph 6.3.

                  6.4 No Third Party Beneficiaries. Notwithstanding anything to the contrary in this Agreement, the parties do not intend any person or entity not a party to this Agreement to be a beneficiary of any provision of this Agreement, and no provision of this Agreement shall be interpreted or construed as being for the benefit of any third party. Further, no third party shall by virtue of any provision of this Agreement have a right of action or an enforceable legal remedy against either party to this Agreement.

                  6.5 Nonwaiver. The failure of either party to insist upon or enforce strict performance by the other party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such party's right to assert or rely upon any such provision or right in that or any other instance; rather, such provision or right shall be and remain in full force and effect.

                  6.6 Successors and Assigns. Neither party shall assign (voluntarily, by operation of law or otherwise) this Agreement or any right, interest or benefit under this Agreement without the prior written consent of the other party. Subject to the foregoing, this Agreement shall be fully binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

                  6.7 Entire Agreement. This Agreement sets forth the entire agreement of the parties with regard to the subject matter hereof and supersedes any and all prior agreements of the parties with respect thereto.

                  6.8 Amendnent. No change, amendment or modification of any provision of this Agreement shall be valid unless set forth in a written instrument signed by the party to be bound thereby.

                  6.9 Applicable Law. This Agreement shall be interpreted, construed and enforced in an respects in accordance with the laws of the State of Florida.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first-above written.

The Partnership.                      CNL INCOME FUND X LTD.

                                      By:  /s/ James M. Seneff, Jr.
                                      -------------------------------------
                                      JAMES M. SENEFF, JR., GENERAL PARTNER

                                      By:  /s/ Robert A. Bourne
                                      -------------------------------------
                                      ROBERT A. BOURNE, GENERAL  PARTNER

                       [SIGNATURES CONTINUED ON NEXT PAGE]
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                              By:  CNL REALTY CORPORATION
                                   GENERAL PARTNER

                              By:  /s/ James M. Seneff, Jr.
                                   ------------------------------
                                   JAMES M. SENEFF, JR., PRESIDENT


        The Manager:          CNL INVESTMENT COMPANY

                              By:  /s/ Robert A. Bourne
                                   -------------------------------
                                   ROBERT A. BOURNE, PRESIDENT



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                                    EXHIBIT B


          [Provide name and address of each Property under management.]



                          (List of Properties Omitted)


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